Exhibit 99.1

June 5, 2015

Fresh Healthy Vending International
Attn: Art Budman, CEO
9605 Scranton Road #801
San Diego, CA  92121

Effective June 5, 2015, we will cease our services as your independent auditors. We have reached this decision reluctantly and after substantial deliberation.
In accordance with Item 4.01, a Form 8-K captioned "Changes in Registrant's Certifying Accountant" will need to be filed. We request that you provide us a draft for our review before the Form 8-K is filed.
We will cooperate with your new auditors. To facilitate that process, please send us a letter authorizing us to make disclosures to your new auditors. Without such a letter, we are ethically prohibited from communicating with others regarding your company's affairs. I have attached a sample of this letter.

We look forward to helping you make a smooth transition with your new auditors.

Very truly yours,

/s/PKF

PKF
Certified Public Accountants
A Professional Corporation